UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 13, 2009 (Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2009, Corning Natural Gas Corporation (the “Company”) issued two press releases announcing that the New Yew York State Public Service Commission (NYSPSC) has lifted the prohibition on the payment of dividends on the Company’s common stock and that the Virgil Town Board has granted the Company a franchise to pipe the town of Virgil, New York with natural gas.  The quarterly dividend will be in the amount of $0.12 per share and will be payable beginning in April 2009 to shareholders of record as of March 31, 2009.  The Town of Virgil is the home of a ski resort/recreation complex.  The Company has a contract to provide gas transportation to the complex.  The press releases are attached as Exhibits 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated March 13, 2009 regarding payment of dividend

99.2	Press release dated March 13, 2009 regarding franchise for Town of Virgil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

/s/ Firouzeh Sarhangi
Dated: March 16, 2009	By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 13, 2009 regarding payment of dividend

99.2	Press release dated March 13, 2009 regarding franchise for Town of Virgil